UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2025

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Tejon Ranch Co. (the “Company”) has appointed Matthew H. Walker, age 54, to serve as Chief Operating Officer effective March 6, 2025 through March 31, 2025, after which date Mr. Walker has been appointed and will begin serving as President and Chief Executive Officer of the Company, immediately following the previously reported retirement of Gregory S. Bielli, who has served in this capacity with the Company since December 2013. Mr. Walker’s appointment was unanimously approved by the Company’s Board of Directors on February 10, 2025.

Mr. Walker most recently served as Executive Vice President, at Lowe Enterprises (“Lowe”), a diversified real estate development and hospitality company headquartered in Los Angeles, CA. Mr. Walker was employed by Lowe from August 2000 to February 2025. During that time, Mr. Walker took on roles of increasing responsibility and, as Executive Vice President, oversaw Lowe’s hospitality and master planned resort community development, investment platform, business development, asset management and investor relations responsibilities. Prior to joining Lowe, Mr. Walker held positions at several architectural firms in California, and originally trained as an architect. Mr. Walker earned a Bachelor of Architecture from Cornell University (Ithaca, NY, 1994) and a Master of Business Administration from the Anderson School at the University of California Los Angeles (2000).

Mr. Walker’s appointment follows an extensive search to replace Mr. Bielli, under the leadership of a Board-formed ad hoc search committee, with assistance from a nationally recognized executive recruitment firm.

Norman Metcalfe, Chairman of the Board said, “I’m very pleased to welcome Matt to the Tejon Ranch Company. Matt joins at a pivotal time for the company, and his unique development background – along with his skills at creating immersive guest and consumer experiences – will be crucial to the next phase of the company’s growth. Matt’s fresh perspective, combined with the experienced leadership team, will ensure the company can continue to monetize our landholdings, plan for the future and drive shareholder value.”

“I’m honored to join Tejon Ranch Company as their next Chief Executive,” said Walker. “Tejon Ranch is more than a piece of land; it represents the state’s true balance of conservation and economic opportunity. As a fifth generation Californian, I’ve long been fascinated by this legacy property, and I firmly believe that the responsible development of Tejon Ranch is integral to the future success of California. Tejon Ranch will provide desperately needed jobs, housing and economic development opportunities to Southern California. I’m excited by the opportunity to work with our Board, management team and partners to power growth potential. By building on the success that is the Tejon Ranch Commerce Center and making progress on the company’s three additional master planned communities, Tejon Ranch is well positioned to unlock value for shareholders.”

Mr. Walker has (i) no arrangements or understandings with any other person pursuant to which Mr. Walker was appointed as an officer and (ii) no family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Walker (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and (ii) as of the date of this Current Report on Form 8-K, Mr. Walker does not hold a direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

On February 10, 2025, the Board of Directors unanimously approved a compensatory contract for Mr. Walker’s service as President and Chief Executive Officer (“Agreement”). The following description of the Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The Agreement provides that Mr. Walker will be paid an annual base salary in 2025 of $625,000 and provides a target annual bonus in 2025 of 125% of this base salary (both prorated from the date of employment). The Agreement further provides Mr. Walker long term incentive compensation equaling two hundred percent (200%) of Mr. Walker’s prorated 2025 annual base salary in the form of (i) time-vested restricted stock units (50% of grant) and (ii) milestone-vested performance stock units (50% of grant), both of which vest over a three-year period. Mr. Walker will be entitled to participate in future executive compensation programs, as such programs are developed. The Agreement provides Mr. Walker a sign-on incentive totaling $800,000, comprised of (i) $300,000 paid in cash on October 15, 2025, (ii) $300,000 in time-vested restricted stock units vesting one year after commencement of his employment, and (ii) $200,000 in price vested stock units that shall vest and be paid out, if at all, upon achieving increased share value (at the targets and as provided in the Agreement) as of December 31, 2027. The Agreement provides severance benefits as further described in the Agreement if Mr. Walker is terminated for cause or resigns for good reason (as those terms are defined in the Agreement) within two years of his commencing employment, and provides change in control rights as specified in the Agreement. Mr. Walker will also be reimbursed for normal and customary moving and relocation expenses, and is being provided customary Company employee benefits.

Item 8.01	Other Events.

A press release discussing Mr. Walker’s appointment and related matters was issued on February 11, 2025. A copy of this release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

(10.01)	Compensatory Agreement approved by the Board on February 10, 2025, by and among Tejon Ranch Co. and Matthew H. Walker (filed herewith and incorporated herein by reference).

(99.1)	Press release, dated February 11, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2025	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer